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                                                                    Exhibit 23.4


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "EXPERTS" in the Registration Statement (Form S-3) and related Prospectus of Mobil Corporation and Mobil Marine Finance Company I Inc., Mobil Marine Finance Company II Inc., Mobil Lease Finance Company Inc., Mobil Chemical Finance (Texas) Inc., Mobil Chemical Finance (Louisiana) Inc., Mobil Petrorail Finance Inc., Mobil Transport Finance Company Inc. and Mobil Equipment Finance Company Inc. for the registration of $650,000,000 of Pass Through Certificates and to the incorporation by reference therein of our reports (a) dated February 23, 1996, with respect to the consolidated financial statements of Mobil Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, and (b) dated March 6, 1996, with respect to the financial statement schedule of Mobil Corporation included in its Annual Report (Form 10-
K) for the year ended December 31, 1995, all filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Fairfax, Virginia

November 4, 1996